UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 1, 2016

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)    On April 1, 2016, the Board of Directors (the Board) of Taubman Centers, Inc. (the Company) appointed Myron E. Ullman, III to the Board. He will serve as an independent member of the Board, filling the vacancy created by former Vice Chairman Lisa A. Payne’s departure on March 31, 2016. Mr. Ullman will assume Ms. Payne’s remaining term, which expires in 2017. There are no arrangements or understandings between Mr. Ullman and any other person pursuant to which he was selected as a director. Mr. Ullman will serve as a member of both the Audit Committee and the Nominating and Corporate Governance Committee. In connection with his appointment to the Board, Mr. Ullman will be compensated in accordance with the Company's non-employee director compensation program.

A copy of the related press release is attached as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

99	Press Release, dated April 4, 2016, entitled “Taubman Centers Appoints Myron E. Ullman, III to Board of Directors."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2016	TAUBMAN CENTERS, INC.

	By:	/s/ Simon J. Leopold
Simon J. Leopold
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99	Press Release, dated April 4, 2016, entitled “Taubman Centers Appoints Myron E. Ullman, III to Board of Directors."